KNOLL, INC.

2007 STOCK INCENTIVE PLAN

ARTICLE I

Purpose

The Knoll, Inc. 2007 Stock Incentive Plan (the "Plan") is intended to provide compensation awards to officers, certain other key employees, directors and consultants of Knoll, Inc. (the "Company") tied to the performance of the Company's common stock, par value $0.01 per share (the "Stock") and as an incentive to encourage Stock ownership by these individuals in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ of the Company.

The term "Company," when used in the Plan or a related Restricted Share agreement or option agreement with reference to eligibility and employment, shall include the Company and its subsidiaries. The word "subsidiary," when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the Code.

ARTICLE II

Administration

The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and shall consist of not less than two members. During any such time that the Company is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") each member of the Committee shall, unless otherwise determined by the Board, be a "Non-Employee Director" within the meaning of the rules promulgated under Section 16(b) and during any such time that the Company is subject to Section 162(m) of the Code each member of the Committee shall, unless otherwise determined by the Board, be an "outside director" within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which individuals shall be granted shares of restricted stock ("Restricted Shares") and which shall be granted options; (b) to make grants of Restricted Shares, incentive stock options and nonqualified options to acquire Stock; (c) to determine the times when Restricted Shares and options shall be granted and the number of shares to be granted or optioned; (d) to determine the option price of the shares subject to each option; (e) to determine the nature of any rights and restrictions to be imposed on Restricted Shares granted under the Plan; (f) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (g) to prescribe the form or forms of agreements for Restricted Shares granted under the Plan and the form or forms of the option agreements for options granted under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (h) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (i) to construe and interpret the Plan, the rules and regulations, the Restricted Share agreements and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan; and (j) to make determinations as to any other awards to be made under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all grantees and optionees.

ARTICLE III

Stock

The stock to be granted or optioned under the Plan shall be shares of authorized but unissued Stock, or previously issued shares of Stock reacquired by the Company. Under the Plan, the total number of shares of Stock which may be granted or purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 2,000,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE XII hereof.

The number of shares of Stock available for issuance or grant of options under the Plan shall be decreased by the sum of (i) the number of Restricted Shares which are granted and then outstanding, (ii) the number of shares with respect to which options have been issued and are then unexercised and outstanding, including the number of shares issued upon exercise of options, and (iii) the number of shares subject to other then outstanding awards and the number of shares issued upon the exercise of other awards (except for such awards satisfied or to be satisfied in cash). In the event that any Restricted Shares are forfeited or that any outstanding option or other award under the Plan for any reason expires, is forfeited, is terminated or is canceled without exercise prior to the end of the period during which options may be granted, the Restricted Shares so forfeited and the shares of Stock called for by the unexercised portion of such option or other award shall again be available for grant or issuance under the Plan.

ARTICLE IV

Eligibility of Participants

Subject to ARTICLE IX in the case of incentive stock options, officers and other key employees of the Company shall be eligible to receive Restricted Shares, other awards and options under the Plan. In addition, Restricted Shares, other awards and options which are not incentive stock options may be granted to directors, consultants (including employees of consultants) or other key persons who the Committee determines shall receive such awards under the Plan. Notwithstanding anything to the contrary herein, during any time that the Company is subject to Section 162(m) of the Code, the maximum number of shares of Stock with respect to which options and stock appreciation rights (to the extent granted as an award under the plan) may be granted to any individual in any one year shall not exceed the maximum number of shares of Stock available for issue hereunder, as such number may change from time to time.

As of any grant date which is during any time that the Stock is neither publicly traded nor listed on one or more national securities exchanges or other electronic securities exchanges, it shall be a condition to the grant of Restricted Shares or Stock upon the exercise of options under the Plan that the grantee or optionee execute a Joinder Agreement in the form attached to the Knoll, Inc. Stockholders Agreement (Common Stock under Stock Incentive Plan) (the "Stockholders Agreement") agreeing to be bound by the terms of such Agreement.

ARTICLE V

Fair Market Value

"Fair Market Value Per Share" means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination. If the Stock is not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value Per Share shall mean the amount determined by the Board in good faith to be the fair market value per share of Stock.

ARTICLE VI

Terms and Conditions of Restricted Shares

Restricted Shares will become unrestricted and vest only in accordance with a vesting period set by the Committee with respect to each grant of Restricted Shares (the "Restriction Period"). The Committee may provide in the Restricted Share Agreement for acceleration of the Restriction Period and accelerated vesting upon termination of the grantee's employment by reason of death or disability, or by the Company without Cause, or upon any other event for which the Committee determines, in its discretion, that such acceleration is appropriate. With respect to each grant of Restricted Shares, "Cause" shall have the meaning given such term in a grantee's Restricted Share Agreement.

During the Restriction Period, Restricted Shares shall constitute issued and outstanding shares of Stock for all corporate purposes but unless and until such Restricted Shares shall have become vested (i.e., the date at which such shares shall not be subject to forfeiture) (a) the Company shall retain custody of the stock certificate or certificates representing such shares, (b) the Company will retain custody of all dividends and distributions ("Retained Distributions") made or declared thereon (and such Retained Distributions shall be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; provided, however, that in the event such Retained Distributions are taxable to the grantee in the year of payment, notwithstanding their failure to have become vested by the date of payment, the Company shall arrange for the release to the grantee of such part of the Retained Distributions as are sufficient to cover the taxes payable by the grantee with respect thereto; (c) the grantee of such Restricted Shares shall not be entitled to vote such shares, and (d) except as otherwise permitted by the Stockholders Agreement, the grantee of such Restricted Shares may not, whether voluntarily or involuntarily, sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions thereon or his interest in any of them (it being understood that, except to the extent so permitted, any sale, assignment, transfer, pledge, exchange, or disposition (i) before the shares shall have become vested shall be null and void and of no effect and (ii) after the shares shall have become vested shall only be as permitted under the terms of the Stockholders Agreement). Except as set forth in any applicable Restricted Share Agreement, any Restricted Shares which have not vested as of, or by reason of, a grantee's termination of employment shall be immediately forfeited to the Company and the grantee and any permitted transferee shall have no further rights in respect of such forfeited shares.

With respect to Restricted Shares which have become vested pursuant to the provisions of the Restricted Share Agreement, the Company shall promptly deliver the Stock certificate or certificates representing such shares to the grantee, registered in the name of the grantee and any Retained Distributions related to such shares. The Company may endorse such legends on such certificates as may be required by law or under the terms of the Plan, the Restricted Share Agreement or the Stockholders Agreement.

ARTICLE VII

Option Grant and Exercise Price

Options shall be deemed granted on the date that the Committee takes action or such subsequent date that the Committee determines to be appropriate. The option price per share of Stock for each option shall be set by the Committee on the date of grant; provided, however, that the option price per share of Stock for incentive stock options, subject to ARTICLE IX, shall not be less than the Fair Market Value Per Share on the date the option was granted.

ARTICLE VIII

Exercise and Terms of Options

The Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, the installments or portions thereof which become exercisable shall remain exercisable until expiration, termination or cancellation.

Any other provision of the Plan to the contrary notwithstanding, but subject to ARTICLE IX in the case of incentive stock options, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

Options shall become exercisable only in accordance with the exercise schedule set forth in the option agreement entered into with respect to each grant of options (the "Option Agreement"). The Committee may provide in the Option Agreement for acceleration of exercisability upon termination of the optionee's employment by reason of death, disability, or by the Company without Cause, or upon any other event for which the Committee determines, in its discretion, that such acceleration is appropriate, including a change in control of the Company. With respect to each grant of options, "Cause" shall have the meaning given such term in the optionee's Option Agreement.

Notwithstanding the foregoing provisions of this ARTICLE VIII or the terms of any option agreement, the Committee may in its sole discretion accelerate the exercisability of any option granted hereunder. Any such acceleration shall not affect the terms and conditions of any such option other than with respect to exercisability.

ARTICLE IX

Special Provisions Applicable

to Incentive Stock Options Only

To the extent the aggregate Fair Market Value Per Share (determined as of the time the option is granted in accordance with Article V) with respect to which any options granted hereunder which are intended to be incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) exceeds $100,000, such options shall not be considered incentive stock options but rather shall be nonqualified options.

No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110 percent of the Fair Market Value Per Share on the date of the grant of such option; and (ii) cannot be exercised more than five years after the date it is granted.

Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Stock made within the period which is (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Stock by exercising the incentive stock option.

ARTICLE X

Payment for Shares

Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by certified or bank cashier's check payable to the order of the Company or by any other means acceptable to the Company. The Committee, in its discretion, may allow an optionee to pay such exercise price by having the Company withhold shares of Stock being purchased having an aggregate Fair Market Value Per Share equal to the amount of such exercise price.

ARTICLE XI

Non-Transferability of Option Rights

No option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him. The Committee may, however, in its sole discretion, allow for transfer of options which are not incentive stock options to other persons or entities, subject to such conditions or limitations as it may establish.

ARTICLE XII

Adjustment for Recapitalization, Merger, etc.

The aggregate number of shares of Stock which may be granted or purchased pursuant to options and other awards granted hereunder, the number of shares of Stock which may be subject to options and stock appreciation rights granted to any one person in any one year, the number of shares of Stock covered by each outstanding option and other award and the price per share thereof in each such option or other award shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, the number or kind of shares of Stock which may be subject to options and stock appreciation rights granted to any one person in any one year, and the number or kind of shares of Stock or other securities covered by outstanding options and other awards, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar appropriate adjustments shall be made as determined by the Committee.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

ARTICLE XIII

No Obligation to Exercise Option

The granting of an option shall impose no obligation on the recipient to exercise such option.

ARTICLE XIV

Use of Proceeds

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

ARTICLE XV

Rights as a Stockholder

An optionee or a transferee of an option or other award shall have no rights as a stockholder with respect to any share of Stock covered by his option or other award until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share (except as set forth in such award) for which the record date is prior to the date on which he shall have become the holder of record thereof.

Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may restrict the transferability of all or any number of shares issued under the Plan by legending the stock certificate as it deems appropriate.

ARTICLE XVI

Employment Rights

Nothing in the Plan or in any agreement related to options, Restricted Shares or other awards granted hereunder shall confer on any optionee or grantee any right to continue in the employ of the Company or any of its subsidiaries, or to be evidence of any agreement or understanding, express or implied, that the Company or any if its subsidiaries will employ the optionee or grantee in any particular position or at any particular rate of remuneration, or for any particular period of time, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time.

ARTICLE XVII

Compliance with the Law

The Company is relieved from any liability for the nonissuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to options or other awards under the Plan which results from the inability of the Company to obtain or any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the options or disposition of Stock pursuant to other awards under the Plan or shares of Stock issued as a result of such exercise or disposition, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

Each option and other award granted under the Plan is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of options or disposition under other awards is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee. Notwithstanding any terms or conditions of any award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock or other security pursuant to an award under the Plan unless such shares or other securities have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or unless the Company has received advice of counsel, satisfactory to the Company, that such shares or securities may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock or other securities to be offered or sold under the Plan. If the shares of Stock or other securities offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable or to ensure the availability of any such exemption.

ARTICLE XVIII

Cancellation of Options

The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

ARTICLE XIX

Effective Date and Expiration Date of Plan

The Plan is effective as of February 6, 2007, the date of adoption of the Plan by the Board, subject to approval by the stockholders of the Company in a manner which complies with Section 422(b)(1) of the Code and the Treasury Regulations thereunder. The expiration date of the Plan, after which no option may be granted hereunder, shall be February 6, 2017.

ARTICLE XX

Amendment or Discontinuance of Plan

The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect awards theretofore granted hereunder without the grantee's or optionee's consent.

ARTICLE XXI

Repurchase of Options

In granting options hereunder, the Committee may in its discretion, and on terms it considers appropriate, require an optionee, or the executors or administrators of an optionee's estate, to sell back to the Company such options in the event such optionee's employment with the Company is terminated.

ARTICLE XXII

Miscellaneous

      Grants of options, Restricted Shares and other awards hereunder shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any Restricted Share, option or other award under the Plan and Stock acquired upon the exercise or disposition of such awards shall also be subject to such other conditions (whether or not applicable to any other grantee or optionee) as the Committee determines appropriate, including, without limitation, provisions to assist an optionee in financing the purchase of Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, provisions giving the Company the right to repurchase shares acquired under the Plan in the event the participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

      At such time that the delivery of shares of Stock or other disposition of an award to a grantee or optionee becomes subject to tax withholding requirements, the Company may require that the grantee or optionee pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes. The Committee, in its discretion, may allow the grantee or optionee to pay such amount by having the Company withhold shares of Stock which would otherwise be delivered to such grantee or optionee having an aggregate fair market value equal to such amount.

      If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
      No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
      The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.
      No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Optionees shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
      Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.
      Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.
      The expenses of administering the Plan shall be borne by the Company.
      Masculine pronouns and other words of masculine gender shall refer to both men and women.

ARTICLE XXIII

Other Awards

The Committee may grant any other cash, stock or stock-related awards to any eligible individual under this Plan that the Committee deems appropriate, including, but not limited to, cash-settled or stock-settled stock appreciation rights, limited stock appreciation rights, phantom stock awards, restricted stock units, the bargain purchase of Stock and stock bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such awards and agreements need not be identical. With respect to any benefit under which shares of Stock are or may in the future be issued (other than shares issued from the Company's treasury) for consideration other than prior services, the amount of such consideration shall not be less than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.

Shares of Stock may also be used to satisfy obligations of the Company to deliver shares of Stock (whether or not restricted) under other compensation and benefit plans heretofore or hereafter established by the Company.

* * *

As adopted by the Board of Directors of

Knoll, Inc. as of February 6, 2007.